UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2007

VERASUN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

SOUTH DAKOTA	001-32913	20-3430241
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

100 22nd Avenue
Brookings, SD	57006
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (605) 696-7200

(Former name of former address, if changed since last report.)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  Completion of Acquisition or Disposition of Assets.

On August 17, 2007, VeraSun Energy Corporation (the “Company”) completed its purchase (the “Acquisition”) of three biorefineries and two developmental sites from ASAlliances Biofuels, LLC (“ASAlliances”).  The Acquisition was made pursuant to the Unit Purchase Agreement (the “Unit Purchase Agreement”) by and among ASA OpCo Holdings, LLC, ASAlliances, and the Securityholders named therein, dated July 22, 2007.  The Company funded the Acquisition with $200 million of equity, $250 million of cash and $275 million in project financing.  The equity consisted of 13,801,384 shares of the Company’s common stock, par value $0.01 per share.  Additional information regarding the Acquisition may be found on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2007, which is hereby incorporated by reference.

ITEM 7.01.  Regulation FD Disclosure.

On August 20, 2007, the Company issued a press release announcing the completion of the Acquisition.  The press release is furnished (not filed) as Exhibit 99.1.

ITEM 9.01.   Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired:

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment or otherwise within 71 calendar days after August 23, 2007, the date by which this Current Report must be filed pursuant to General Instruction B.1. of Form 8-K.

(b)  Pro Forma Financial Information:

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment or otherwise within 71 calendar days after August 23, 2007, the date by which this Current Report must be filed pursuant to General Instruction B.1. of Form 8-K.

(d)  Exhibits:

Exhibit No.	Description
99.1	Press Release of VeraSun Energy Corporation, dated August 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION

Date: August 20, 2007	By:	/s/ Donald L. Endres
Donald L. Endres
President and Chief Executive Officer